[EXHIBIT 32]

          CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10Q of Admiral Financial Corp. for the fiscal quarter ended March 31, 2004, Wm. Lee Popham, Chairman, CEO and CFO of Admiral Financial Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

     1.   Such  Annual  Report on Form 10Q for the  period  ended
          March 31, 2004, fully complies with the requirements of
          section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Annual Report on Form 10Q for the period ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Admiral Financial Corp.

                                ADMIRAL FINANCIAL CORP.


     Date: May 12, 2004         By:/s/ Wm. Lee Popham
                                   ------------------------
                                   Wm. Lee Popham, Chairman, CEO and CFO